EXHIBIT 23.1


CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
USFreightways Corporation


         We consent to the use of our report incorporated by reference in this registration statement on Form S-3 of USFreightways Corporation and to the reference to our firm under the heading "Experts" in the prospectus.



                          /s/ KPMG Peat Marwick LLP
                              KPMG Peat Marwick LLP


Chicago, Illinois
May 21, 1997